Exhibit 99.1

Press Release

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-476-9200

BNC Bancorp Reports 20% Increase in Fourth Quarter Earnings Per Share

THOMASVILLE, N.C., / — BNC Bancorp (Nasdaq: BNCN) today reported record operating results for the three-months and year ended December 31, 2004.

For the three-month period ended December 31, 2004, the Company reported net income of $1.1 million, an increase of 17.2% when compared to the $932,000 reported for the fourth quarter in 2003. Diluted earnings per share increased to $0.30 for the fourth quarter, a 20.0% increase when compared to $0.25 reported for the same period in 2003.

For the year ended December 31, 2004, the Company reported net income of $3.8 million, an increase of 11.7% when compared to the $3.4 million reported for all of 2003. Diluted earnings per share increased to $1.03 for the year ended December 31, 2004, a 13.2% increase when compared to $0.91 reported for same period in 2003.

Total assets as of December 31, 2004 were $497.4 million, an increase of 33.6% compared to the $372.3 million as of December 31, 2003. Total loans on December 31, 2004 were $420.8 million, an increase of 38.6% from the $303.7 million reported as of December 31, 2003. Deposits increased 31.9% over the same one-year period.

“We are very pleased to report record earnings of $1.1 million for the fourth quarter, and $3.8 million for the full-year 2004,” said W. Swope Montgomery, Jr., President and CEO. “Our earnings have been driven by a 26.7% increase in net interest income for the year, fueled almost exclusively by the $117 million growth in our loan portfolio. The 13.2% increase in earnings per share for the year was accomplished despite a 27 basis point decline in net interest margin and an $808,000 decline in fee income on mortgage loans. Knowing that mortgage refinance income would be well below 2003 levels, our management team dedicated themselves to maintaining our track record of double digit increases in earnings. The loan production offices in High Point and Salisbury once again led the loan growth efforts bank wide. These two offices, opened in 2003, finished 2004 with combined loans outstanding of $125 million. Loan growth reported in the Kernersville, Lexington and Winston-Salem markets also contributed greatly to our success in 2004.”

“Asset quality, our number one priority, continues to be excellent with non-accrual loans and OREO totaling only 0.21% of total loans. As of December 31, 2004, non-accrual loans, OREO, and loans 90 days past due and still accruing interest totaled $1.7 million on our $420.8 million loan portfolio. Net charge-offs to average loans for the year was an impressive 0.12%”, said Montgomery.

“I am also pleased to report that our success is continuing to be reflected in our stock price, which ended the year at $18.00, moving us close to $63 million in market capitalization,” continued Montgomery. Our three- and five-year compound annual returns to shareholders have been 25.3% and 9.1%, respectively, outperforming the S&P 500 Index, which provided compound annual total returns of -2.3% and 3.6%, respectively. Our returns do not include cash dividends paid over this period.”

“Management has been working very diligently to grow the Company and improve our return on equity and enhance earnings per share for our shareholders. During 2004, we successfully raised $11 million of Trust Preferred Securities, regulatory capital instruments that enabled the Company to continue to pursue its ambitious growth goals and further leverage our shareholders’ equity. While 2004 held some significant challenges for the Company and our industry, we are very pleased with the progress that was accomplished towards our long-term strategic goals,” said Montgomery.

BNC Bancorp is the parent company of Bank of North Carolina, a $497 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, Archdale, Lexington, Kernersville and Oak Ridge, North Carolina. In addition, the Bank operates commercial and mortgage loan production offices in High Point, Salisbury, Winston-Salem and Mt. Airy, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the Nasdaq Small-Cap market under the symbol “BNCN.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2005, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

We caution that the foregoing list of important factors is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on our behalf.

QUARTERLY PERFORMANCE SUMMARY (unaudited)

BNC BANCORP

(Dollars in thousands, except per share data)

	For the Three Months Ended		% Change
	December 31, 2004	December 31, 2003
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$6,677	$4,741	40.8%
Interest expense	2,428	1,506	61.2
Net interest income	4,249	3,235	31.3
Provision for loan losses	560	130	330.8
Net interest income after provision for loan losses	3,689	3,105	18.8
Noninterest income	876	680	28.8
Noninterest expense	3,087	2,607	18.4
Income before income tax expense	1,478	1,178	25.5
Provision for income taxes	386	246	56.9
Net income	1,092	932	17.2

PER SHARE DATA
Earnings per share, basic	$0.31	$0.27	14.8%
Earnings per share, diluted	0.30	0.25	20.0

Weighted average number of common shares outstanding:
Basic	3,477,247	3,488,235
Diluted	3,692,041	3,713,194

PERFORMANCE RATIOS
Return on average assets	0.88%	1.00%
Return on average equity	15.05%	13.89%
Return on average tangible equity	17.13%	16.01%
Net yield on earning assets (taxable equivalent)	3.82%	3.90%
Average equity to average assets	5.82%	7.23%

QUARTERLY PERFORMANCE SUMMARY (unaudited)

BNC BANCORP

(Dollars in thousands, except per share data)

	As of / For the Twelve Months Ended		% Change
	December 31, 2004	December 31, 2003
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$23,171	$18,024	28.6%
Interest expense	8,029	6,074	32.2
Net interest income	15,142	11,950	26.7
Provision for loan losses	1,190	520	128.9
Net interest income after provision for loan losses	13,952	11,430	22.1
Noninterest income	3,190	3,379	(5.6)
Noninterest expense	11,863	10,034	18.2
Income before income tax expense	5,279	4,775	10.6
Provision for income taxes	1,474	1,368	7.8
Net income	3,805	3,407	11.7

PER SHARE DATA
Earnings per share, basic	$1.09	$0.97	12.4%
Earnings per share, diluted	1.03	0.91	13.2
Book Value	8.34	7.59	9.8
Tangible book value	7.33	6.58	11.4

Weighted average number of common shares outstanding:
Basic	3,482,700	3,530,331
Diluted	3,708,857	3,733,186

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	0.86%	1.03%
Return on average equity	13.58%	12.74%
Return on average tangible equity	15.53%	14.68%
Net yield on earning assets (taxable equivalent)	3.87%	4.14%
Average equity to average assets	6.34%	7.94%
Allowance for loan losses as a percentage of total loans, end of period	1.27%	1.51%
Non-performing assets to total assets, end of period	0.34%	0.27%
Ratio of net charge-offs to average loans outstanding	0.12%	0.09%

QUARTERLY PERFORMANCE SUMMARY (unaudited)

BNC BANCORP

(Dollars in thousands, except per share data)

	For the Three Months Ended
	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$6,677	$6,055	$5,452	$4,987	$4,741
Interest expense	2,428	2,144	1,861	1,596	1,506
Net interest income	4,249	3,911	3,591	3,391	3,235
Provision for loan losses	560	280	230	120	130
Net interest income after provision for loan losses	3,689	3,631	3,361	3,271	3,105
Noninterest income	876	885	794	635	680
Noninterest expense	3,087	3,064	2,880	2,832	2,607
Income before income tax expense	1,478	1,452	1,275	1,074	1,178
Provision for income taxes	386	418	375	295	246
Net income	1,092	1,034	900	779	932

PER SHARE DATA
Earnings per share, basic	$0.31	$0.30	$0.26	$0.22	$0.27
Earnings per share, diluted	0.30	0.28	0.24	0.21	0.25

Weighted average number of common shares outstanding:
Basic	3,477,247	3,472,835	3,487,840	3,493,046	3,488,247
Diluted	3,692,041	3,705,615	3,724,346	3,723,795	3,713,206

PERFORMANCE RATIOS
Return on average assets	0.88%	0.91%	0.84%	0.81%	1.00%
Return on average equity	15.06%	14.53%	13.09%	11.43%	13.89%
Return on average tangible equity	17.14%	16.58%	15.01%	13.12%	16.01%
Net yield on earning assets (taxable equivalent)	3.82%	3.62%	3.64%	3.81%	3.90%
Average equity to average assets	5.82%	6.25%	6.39%	7.05%	7.23%

QUARTERLY PERFORMANCE SUMMARY (unaudited)

BNC BANCORP

(Dollars in thousands, except per share data)

	As of / For the Twelve Months Ended
	December 31, 2004	December 31, 2003	December 31, 2002
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$23,171	$18,024	$15,929
Interest expense	8,029	6,074	5,918
Net interest income	15,142	11,950	10,011
Provision for loan losses	1,190	520	820
Net interest income after provision for loan losses	13,952	11,430	9,191
Noninterest income	3,190	3,379	2,348
Noninterest expense	11,863	10,034	7,772
Income before income tax expense	5,279	4,775	3,767
Provision for income taxes	1,474	1,368	1,157
Net income	3,805	3,407	2,610

PER SHARE DATA
Earnings per share, basic	$1.09	$0.97	$0.78
Earnings per share, diluted	1.03	0.91	0.75
Book Value	8.34	7.59	7.07
Tangible book value	7.33	6.58	6.07

Weighted average number of common shares outstanding:
Basic	3,482,700	3,530,331	3,358,535
Diluted	3,708,857	3,733,186	3,500,175

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	0.86%	1.03%	1.02%
Return on average equity	13.58%	12.74%	11.66%
Return on average tangible equity	15.53%	14.68%	12.53%
Net yield on earning assets (taxable equivalent)	3.87%	4.14%	4.42%
Average equity to average assets	6.34%	7.94%	8.75%
Allowance for loan losses as a percentage of total loans, end of period	1.27%	1.51%	1.85%
Non-performing assets to total assets, end of period	0.34%	0.27%	0.55%
Ratio of net charge-offs to average loans outstanding	0.12%	0.09%	0.49%

QUARTERLY PERFORMANCE SUMMARY (unaudited)

BNC BANCORP

(Dollars in thousands)

	As of		% Change
	December 31, 2004	December 31, 2003
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$420,838	$303,732	38.6%
Allowance for loan losses	5,361	4,598	16.6
Loans, net of allowance for loan losses	415,477	299,134	38.9
Securities, available for sale	35,428	31,671	11.9
Total Assets	497,372	372,281	33.6

Deposits:
Noninterest-bearing deposits	34,485	30,090	14.6
Interest-bearing demand and savings	151,272	153,387	(1.4)
CD’s and other time deposits	205,723	113,265	81.6
Total deposits	391,480	296,742	31.9
Borrowed Funds	73,771	46,535	58.5
Total interest-bearing liabilities	430,766	313,187	37.5
Shareholders’ Equity	29,015	26,493	9.5

	As of
	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$420,838	$393,391	$368,183	$336,040	$303,732
Allowance for loan losses	5,361	5,122	4,804	4,654	4,598
Loans, net of allowance for loan losses	415,477	388,269	363,379	331,386	299,134
Securities, available for sale	35,428	34,341	33,237	31,642	31,671
Total Assets	497,372	483,599	457,206	407,547	372,281

Deposits:
Noninterest-bearing deposits	34,485	34,646	33,268	35,844	30,090
Interest-bearing demand and savings	151,272	154,785	161,329	152,110	153,387
CD’s and other time deposits	205,723	200,673	176,913	133,666	113,265
Total Deposits	391,480	390,104	371,510	321,620	296,742
Borrowed Funds	73,771	62,213	56,808	56,249	46,535
Total interest-bearing liabilities	430,766	417,671	395,050	342,025	313,187
Shareholders’ Equity	29,015	28,687	27,151	27,527	26,493